UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2013

ENERGY TODAY, INC.
(Exact name of registrant as specified in its charter)

Texas	333-170578	61-155055
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

373 South Willow Street #254 Manchester, New Hampshire	03103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 425-8933

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 6, 2013, Energy Today, Inc. (“Energy Today” or the “Company”) entered into an Equity Interest Purchase Agreement (“Purchase Agreement”) with Rosdanex Limited (“Rosdanex”), a corporation organized under the laws of Cyprus, and DirectMex Ltd., a private company organized under the laws of the Republic of Seychelles, and Asante Corporation S.A., a corporation organized under the Republic of Panama (the  owners of  Rosdanex). The Purchase Agreement provides that Energy Today will purchase 100% of the equity interest in Rosdanex   for the purchase price of 80,000,000 shares of common stock of Energy Today.

The Agreement is contingent upon  Rosdanex  exercising its option to purchase 100% equity interest in Kumskaya Neft (“Kuma”), a limited liability company organized under the laws of the Russian Federation, and Rufyeganneftegaz  (“Ryfneft”), a limited liability company organized under the laws of the Russian Federation prior to the closing of the Purchase Agreement.

Kuma is a licensed mineral developer in Russia which currently has fields explored and mapped with production plans in place and Ryfneft has producing oilfields located in the Mykhlor and Ruf-Yegan areas of Russia.

Item 9.01  Financial Statements and Exhibits

d)  Exhibits

No.	Exhibit
1.1	Equity Interest Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 13, 2013

Energy Today, Inc. By: /s/ M. Thomas Makmann M. Thomas Makmann Chief Executive Officer